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                                                                  Exhibit (j)(1)


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
  Mercantile Mutual Funds, Inc. (formerly The ARCH Fund, Inc.):


We consent to the use of our report dated January 20, 1999 for The ARCH Fund, Inc. as incorporated by reference herein and to the reference of our firm under the headings "Financial Highlights" in the Prospectuses and "Current Prospectuses", "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included herein.


Columbus, Ohio
March 30, 1999


                                                               /s/ KPMG, LLP
                                                               -----------------
                                                               KPMG, LLP